UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: September 18, 2016

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

In April 2014, Energy Future Holdings Corp. (EFH) and the substantial majority of its direct and indirect subsidiaries, including Energy Future Intermediate Holding Company LLC (EFIH), but excluding Oncor Electric Delivery Holdings Company LLC (Oncor Holdings) and its direct and indirect subsidiaries, filed voluntary petitions for relief (Bankruptcy Filing) under Chapter 11 of the United States Bankruptcy Code (Bankruptcy Code) in the United States Bankruptcy Court for the District of Delaware (Bankruptcy Court). During the pendency of the Bankruptcy Filing, EFH and its direct and indirect subsidiaries that are included in the Bankruptcy Filing are operating their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

As previously reported, on July 29, 2016, as part of a proposed third amended plan of reorganization filed with the Bankruptcy Court for EFH, EFIH and certain other EFH subsidiaries (amended plan of reorganization), EFH and EFIH entered into an agreement and plan of merger (merger agreement) with NextEra Energy, Inc. (NEE), and EFH Merger Co., LLC, a direct wholly owned subsidiary of NEE (Merger Sub). Pursuant to the merger agreement, after the reorganization of EFH (reorganized EFH) and EFIH (reorganized EFIH), reorganized EFH will be merged with and into Merger Sub, with Merger Sub continuing as the surviving company and the successor to reorganized EFH (merger). As a result of the merger, Merger Sub will become the direct owner of reorganized EFIH, the direct or indirect owner of certain other former subsidiaries of EFH and, through its ownership of reorganized EFIH and reorganized EFIH’s direct subsidiary, Oncor Holdings, the indirect owner of 80.03% of the outstanding equity interests of Oncor Electric Delivery Company LLC (Oncor).

Also on July 29, 2016, NEE, EFH, EFIH and certain of EFH’s other direct and indirect subsidiaries entered into a plan support agreement (plan support agreement) pursuant to which they have agreed, among other things, to take certain actions to support the transactions contemplated by the merger agreement. For a description of the merger agreement, please refer to Item 1.01 of NEE’s Current Report on Form 8-K filed on August 1, 2016 (August 1, 2016 8-K), which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the merger agreement, which is attached as Exhibit 2.1 to the August 1, 2016 8-K and is incorporated herein by reference.

On September 18, 2016, the parties to the merger agreement entered into an amendment to the merger agreement (merger agreement amendment). The merger agreement amendment, among other things, increases the “merger sub cash amount” (as defined in the merger agreement) by $300 million to $4.396 billion, which together with the $5.4 billion repayment to the EFIH debtors-in-possession credit facility will bring the total consideration for the transaction to be funded by NEE to $9.796 billion.

The above description of the merger agreement amendment is qualified in its entirety by reference to the merger agreement amendment, a copy of which is filed as Exhibit 2 to this Current Report on Form 8-K. and is incorporated by reference into this Item 1.01.

In connection with entering into the merger agreement amendment, the parties to the plan support agreement entered into an amended and restated plan support agreement with certain funds advised by Fidelity Management & Research Company, which funds are creditors of EFH and EFIH (amended and restated plan support agreement). Pursuant to the amended and restated plan support agreement, the parties have agreed, among other things, to take certain actions to support the transactions contemplated by the merger agreement, as amended by the merger agreement amendment, and the amended plan of reorganization. The above description of the amended and restated plan support agreement is qualified in its entirety by reference to the amended and restated plan support agreement, a copy of which is filed as Exhibit 10 to this Current Report on Form 8-K. and is incorporated by reference into this Item 1.01.

On September 19, 2016, the Bankruptcy Court approved EFH and EFIH entering into the merger agreement, the merger agreement amendment and the amended and restated plan support agreement, and approved the termination fee provided for in the merger agreement. The transactions contemplated by the agreement remain subject to Bankruptcy Court confirmation, as well as approval by the Public Utility Commission of Texas and the Federal Energy Regulatory Commission among others.

SECTION 7 - REGULATION FD
Item 7.01 Regulation FD Disclosure

On September 19, 2016, NEE issued a press release announcing that the Bankruptcy Court approved EFH entering into previously announced definitive agreements with NEE. A copy of such press release is being furnished and is attached hereto as Exhibit 99.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
2	Amendment No. 1 to Agreement and Plan of Merger dated September 18, 2016
10	Amended and Restated Plan Support Agreement dated September 19, 2016
99	Press release of NextEra Energy, Inc. dated September 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 20, 2016

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.

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